 Exhibit 10.31

ADDENDUM TO EMPLOYMENT AGREEMENT
This Addendum to Employment Agreement (“Addendum”) dated the day of July 19, 2016 is between Oxbridge Re Holdings Limited, a Cayman Islands corporation (“Oxbridge”), and Jay Madhu, an individual (“Executive”).
WHEREAS, Executive is currently employed by Oxbridge, and Oxbridge and Executive previously entered into an Employment Agreement dated July 18, 2013 (“Agreement”), which sets forth terms and conditions of Executive’s employment; and
WHEREAS, the parties desire to amend certain of those terms and conditions in the Agreement as set forth below without amending the remaining terms of the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Oxbridge and Executive that the Agreement is amended as follows:

1. Paragraphs 5 and 6.3 of the Agreement.
Paragraphs 5 and 6.3 of the Agreement are hereby deleted and replaced in their entirety with the following:
(5) Term. The initial term of the Executive’s employment hereunder will commence on July 18, 2013 and continue for a period of three years, unless earlier terminated pursuant to the terms of this Agreement. The Executive’s employment shall then continue for a second term of three years, and thereafter, automatically renew for additional one-year terms unless either party delivers written notice of non-renewal at least 90 days before expiration of the initial term or any renewal term. The initial term and any renewal term are hereinafter collectively referred to as the "Term.
(6.3) Benefits. During the Term, the Executive will be entitled to (i) medical, dental, life, disability and retirement benefits, if any, upon substantially the same terms and conditions generally applicable to all of the Company's executives; and (ii) four weeks paid vacation plus other paid time generally available to the other executive officers of the Company.

2. Remainder of Agreement Unchanged.
Except as otherwise expressly set forth in this Addendum, the Agreement shall remain unchanged and in full force and effect in accordance with its terms.
IN WITNESS WHEREOF, the parties hereto have executed this Addendum to Employment Agreement as of the 15th day of August 2016.

EXECUTIVE	OXBRIDGE RE HOLDINGS LIMITED

/s/ Jay Madhu	By:	/s/ Wrendon Timothy
Jay Madhu		Wrendon Timothy, Financial Controller & Corporate Secretary